UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2014

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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Brian R. Balbirnie Employment Agreement

On April 30, 2014, Issuer Direct Corporation (the “Company”) entered into an Executive Employment Agreement (the “Balbirnie Agreement”) with Brian R. Balbirnie to serve as the Company’s President and Chief Executive Officer. Mr. Balbirnie has served as the Company’s most senior executive officer since 2006 without a formal employment agreement.  The Balbirnie Agreement will continue until terminated pursuant to its terms as described below.

Under the Balbirnie Agreement, Mr. Balbirnie is entitled to an annual base salary of $185,000. The base salary will be reviewed annually by the Company’s Board of Directors (the “Board”) for increase as part of its annual compensation review. Mr. Balbirnie is also eligible to receive an annual bonus of 45% of his annual base salary upon the achievement of reasonable target objectives and performance goals, to be determined by the Board in consultation with Mr. Balbirnie on or before the end of the first quarter of the fiscal year to which the bonus relates. In addition, Mr. Balbirnie is eligible to receive such additional bonus or incentive compensation as the Board may establish from time to time in its sole discretion.

Pursuant to the Balbirnie Agreement, if Mr. Balbirnie’s employment is terminated upon his disability, by Mr. Balbirnie for good reason (as such term is defined in Balbirnie Agreement), or by us without cause (as such term is defined in Balbirnie Agreement), Mr. Balbirnie will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) to the then base salary for a period of twelve months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of twelve months.  Additionally, if Mr. Balbirnie’s employment is terminated for disability, the vesting of any option grants will continue to vest pursuant to the schedule and terms previously established during the twelve month severance period.  Subsequent to the twelve month severance period the vesting of any option grants will immediately cease.  If Mr. Balbirnie’s employment is terminated without cause, vesting of any option grants will immediately cease upon termination except as described below relating to a corporate transaction.

If the Company terminates Mr. Balbirnie’s employment for cause or employment terminates as a result of Mr. Balbirnie’s resignation or death, Mr. Balbirnie will only be entitled to unpaid amounts owed to him and the vesting of any option grants will immediately cease.

Mr. Balbirnie has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a corporate transaction (as defined in the Company’s 2010 Equity Incentive Plan). However, if within twelve months following a corporate transaction, Mr. Balbirnie terminates his employment for good reason or the Company terminates his employment without cause, the severance period discussed above will be increased from twelve to eighteen months and any then unvested options held by Mr. Balbirnie will immediately vest and become exercisable for a period equal to the earlier of (i) six months from termination or (ii) the expiration of such option grant pursuant to its original terms.

The Balbirnie Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Balbirnie.

Wesley Pollard Employment Agreement

On April 30, 2014, the Company entered into an Executive Employment Agreement (the “Pollard Agreement”) with Wesley Pollard to serve as the Company’s Chief Financial Officer. Mr. Pollard has served as the Company’s full-time Chief Financial Officer since August 2013 and as its part-time Chief Financial Officer since December 2009 without a formal employment agreement.  The Pollard Agreement will continue until terminated pursuant to its terms as described below.

Under the Pollard Agreement, Mr. Pollard is entitled to an annual base salary of $160,000. The base salary will be reviewed annually by the Company’s Board for increase as part of its annual compensation review. Mr. Pollard is also eligible to receive an annual bonus of 35% of his annual base salary upon the achievement of reasonable target objectives and performance goals, to be determined by the Board in consultation with Mr. Pollard on or before the end of the first quarter of the fiscal year to which the bonus relates. In addition, Mr. Pollard is eligible to receive such additional bonus or incentive compensation as the Board may establish from time to time in its sole discretion.

Pursuant to the Pollard Agreement, if Mr. Pollard’s employment is terminated upon his disability, by Mr. Pollard for good reason (as such term is defined in Pollard Agreement), or by us without cause (as such term is defined in Pollard Agreement), Mr. Pollard will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) to the then base salary for a period of six months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of six months.  Additionally, if Mr. Pollard’s employment is terminated for disability, the vesting of any option grants will continue to vest pursuant to the schedule and terms previously established during the six month severance period.  Subsequent to the six month severance period the vesting of any option grants will immediately cease.  If Mr. Pollard’s employment is terminated without cause, vesting of any option grants will immediately cease upon termination except as described below relating to a corporate transaction.

If the Company terminates Mr. Pollard’s employment for cause or employment terminates as a result of Mr. Pollard’s resignation or death, Mr. Pollard will only be entitled to unpaid amounts owed to him and the vesting of any option grants will immediately cease.

Mr. Pollard has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a corporate transaction (as defined in the Company’s 2010 Equity Incentive Plan). However, if within six months following a corporate transaction, Mr. Pollard terminates his employment for good reason or the Company terminates his employment without cause, the severance period discussed above will be increased from six to twelve months and any then unvested options held by Mr. Pollard will immediately vest and become exercisable for a period equal to the earlier of (i) six months from termination or (ii) the expiration of such option grant pursuant to its original terms.

The Pollard Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Pollard.

The foregoing summary of certain terms of the Balbirnie Agreement and Pollard Agreement does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Balbirnie Agreement and Pollard Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are hereby incorporated into this Current Report on Form 8-K by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements for Existing Officers and Director

All information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by referenced.

On April 30, 2014, the disinterested members of Board approved a 2014 bonus plan (“2014 Bonus Plan”) for Messrs. Balbirnie and Pollard.   The material terms of the 2014 Bonus Plan are as follows:

●	2014 Bonus Plan target cash bonus for Mr. Balbirnie will be 45% of his annual base salary of $185,000;

●	2014 Bonus Plan target cash bonus for Mr. Pollard will be 35% of his annual base salary of $160,000;

●	Bonus plan amounts paid to Messrs. Balbirnie and Pollard will be based solely upon the achievement of target financial numbers during the fiscal year 2014;

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Bonus target scaling will be as follows:  (i) below 80% of target results in no bonuses paid; (ii) 80% of target results in 25% of bonus paid; (iii) 90% of target results in 50% of bonuses paid; (iv) 100% of target results in 100% of bonuses paid; (v) 110% of target results in 110% of bonuses paid; (vi) 120% and greater of target results in 120% of bonus paid.  For purposes of clarity, within each applicable range, bonuses will be scaled based on the actual results versus the target, e.g. if 85% of Target is achieved, the applicable bonus percentage will be 25% plus one-half of 50% such that 37.5% of the bonus will be paid.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Executive Employment Agreement dated April 30, 2014 between Issuer Direct Corporation and Brian R. Balbirnie.

10.2	Executive Employment Agreement dated April 30, 2014 between Issuer Direct Corporation and Wesley Pollard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: May 5, 2014	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer